UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2012

SKULLCANDY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1441 West Ute. Blvd, Suite 250
Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)

(435) 940-1545

(Registrant’s telephone number, including area code):

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 2, 2012, Skullcandy, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2012, Dan Levine, the Chief Merchandising Officer of Skullcandy, Inc. (the “Company”), announced his intention to resign from the Company, with such resignation to be effective as of August 31, 2012 in order to assist with an orderly transition. Mr. Levine will not be receiving any severance payments or benefits in connection with his resignation.

On August 2, 2012, the Company announced that it has hired Mr. Sam Paschel to serve as Executive Vice President, Product Development and Merchandising, effective as of September 14, 2012. From July 2010 through July 2012, Mr. Paschel served as Senior Vice President, Marketing of Burton Snowboards. From September 2008 through July 2011, Mr. Paschel has served as the General Manager of The Program, a lifestyle company which includes Forum, Special Blend and Foursquare and is a subsidiary of Burton Snowboards. Prior to that, Mr. Paschel served as the Strategic Business Director of several product categories at Burton Snowboards, including bindings, helmets and hardgoods accessories since January 2002. Mr. Paschel holds a B.S. from Swarthmore College.

Item 9.01	Exhibits.

(d)	Exhibits

99.1	Press Release dated August 2, 2012

99.2	Press Release dated August 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012

SKULLCANDY, INC.

By:	/s/ Jeremy Andrus
Jeremy Andrus
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated August 2, 2012

99.2	Press Release dated August 2, 2012